Exhibit 99.1

PMGC Holdings Inc. [NASDAQ: ELAB] PMGC Holdings Fully Utilizes All Available in $20M Equity Financing Facility, Strengthens Cash Position and Advances Multi-Sector Acquisition Strategy

●	Facility Fully Utilized

●	Company Maintains Strong Cash Position, Fully Funded for Near-Term Acquisition Pipeline

●	Portfolio Spans Aerospace, Defense, Semiconductor, Medical Device, and Data Center Supply Chains

NEWPORT BEACH, Calif., April 8, 2026 — PMGC Holdings Inc. (NASDAQ: ELAB) (“the Company,” “PMGC,” “we,” or “our”), a diversified holding company, today announced that it has utilized all of the $20 million commitment amount under its equity purchase facility (the “Facility”) with Streeterville Capital, LLC.

History of Strategic Capital Allocation

The Company’s acquisitions over 2025 and Q1 2026 span three precision computer numerical control (“CNC”) manufacturing companies that service large and medium size companies in the aerospace, defense, medical and industrial sectors, and a specialty IT packaging company that serves over 300 commercial customers across North America’s semiconductor, data center, and IT supply chains:

●	Pacific Sun Packaging, Inc. — Acquired in July 2025; focused on custom-engineered protective packaging for CPUs, memory modules, SSDs, fiber-optic transceivers, and other high-value semiconductor, AI infrastructure, and data center components; serves over 300 commercial customers across North America’s semiconductor, data center, and IT supply chains.

●	AGA Precision Systems LLC (“AGA”) — Acquired in July 2025; ITAR-registered, AS9100-certified precision CNC machine shop focused on complex metals, including titanium and Inconel, for aerospace, defense, and industrial customers.

●	Indarg Engineering, Inc. — Acquired in October 2025, under AGA; a bolt-on asset acquisition which expands AGA’s machining capacity to support growing demand from aerospace, space, and industrial customers.

●	SVM Machining, Inc. — Acquired in February 2026; a precision CNC manufacturing company serving medical device and surgical robotics, aerospace including satellite, spaceflight, and unmanned aerial vehicle (UAV) components, biotech and pharmaceutical lab automation, semiconductor wafer handling, and transportation customers.

Management believes these acquisitions strengthen PMGC’s position in sectors where reliability, technical certification, and high switching costs support long-term customer retention and value creation.

Near-Term Priorities

Looking ahead, PMGC intends to pursue both organic growth and selective acquisitions that expand operational scale and deepen its presence in markets with favorable long-term fundamentals. The Company’s near-term priorities include:

●	Organic growth, integration, and margin improvement across its precision manufacturing and specialty packaging subsidiaries;

●	Selective, accretive acquisitions in aerospace, defense, and adjacent vertical markets that expand operational scale;

●	Continued advancement of Northstrive Biosciences Inc.’s multi-asset biopharmaceutical pipeline focused on muscle preservation and obesity in the context of GLP-1 receptor agonist weight loss therapies, including EL-22’s FDA-supported path toward a Phase 2 IND submission; and

●	Evaluation of M&A capital structures and accretive financing alternatives designed to support the Company’s next phase of growth.

PMGC remains focused on allocating capital into assets capable of generating sustainable cash flow, long-term compounding, and shareholder value creation.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com